Exhibit 99.1

Silo Pharma (SILO) and Zylo Therapeutics, Inc. (ZTI) enter into Joint Venture Agreement to focus on the development of ketamine using ZTI’s Z-pod™ technology for the transdermal time released delivery of therapeutics

Sustained Transdermal Delivery Method May Be Key for Alzheimer’s and Parkinson’s Patients with Dysphagia (difficulty swallowing)

Englewood Cliffs, NJ, April 28, 2021 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (OTCQB: SILO) a developmental stage biopharmaceutical company focused on the use of psychedelics as a therapeutic, today announced that it has entered into a Joint Venture with Zylo Therapeutics.  This Joint Venture will utilize Zylo’s innovative sustained release topical delivery system that was originally developed at Albert Einstein College of Medicine using Silo Pharma’s expertise in the use of psychedelics. The joint venture will initially explore the clinical development of ketamine using ZTI’s Z-pod technology, but also provides for Silo Pharma to obtain an exclusive option for the clinical development of psilocybin using ZTI’s Z-pod technology as well.

Eric Weisblum, CEO of Silo Pharma stated “This Joint Venture is part of Silo Pharma’s vision of bringing ground breaking therapeutics to patients in need.  The ability to deliver Ketamine or Psilocybin in a time released manner will allow us to explore both the safety and efficacy of our therapeutics while hopefully diminishing the hallucinogenic effects of psychedelics.  We believe that Zylo’s patented technology will allow us to reach potential patients that suffer with dysphagia, such as both Alzheimer’s and Parkinson’s patients.”

Jay Blankenship, MD , Vice President of Business Development for Zylö Therapeutics, stated “We are extremely excited to be entering into this partnership with Silo Pharma, a company with broad-ranging expertise in psychedelics. Ketamine is an incredibly versatile drug that continues to show promise with new therapeutic indications. We look forward to leveraging our proprietary topical delivery technology to develop a low-dose, sustained-release ketamine formulation that is both safe and convenient for patients.”

About Zylo Therapeutics

Zylö Therapeutics has an innovative sustained-release topical delivery system that was originally developed at Albert Einstein College of Medicine by Joel Friedman, MD, PhD, Adam Friedman, MD FAAD, and Andrew Draganski, PhD. The delivery system uses patented xerogel-derived silica particles, called Z-pods™, to deliver—in a sustained and controlled manner—notoriously hard-to-deliver therapeutic and cosmetic agents through topical administration. www.zylotherapeutics.com

About Silo Pharma
Silo Pharma. Inc. is a developmental stage biopharmaceutical company focused on merging traditional therapeutics with psychedelic research for people suffering from indications such as depression, PTSD, Parkinson’s, and other rare neurological disorders. Silo’s mission is to identify assets to license and fund the research which we believe will be transformative to the well-being of patients and the health care industry. For more information, visit  www.silopharma.com

Safe Harbor and Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential” and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Investor Relations Contact:
Hayden IR
Brett Maas
646-536-7331
Email: brett@haydenir.com